UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2008, the Board of Directors of MasterCard Incorporated (the “Company”) elected José Octavio Reyes Lagunes as a Class A director. Mr. Reyes is President, Latin America Group at The Coca-Cola Company.

On January 22, 2008, the Board of Directors also elected Silvio Barzi as a Class M director of the Company, or one of three directors elected by financial institutions that are holders of the Company’s Class M common stock. Mr. Barzi is the Executive Vice President of UniCredit Group, Head of New Markets, and founder and Chairman of UniCredit Consumer Finance, a bank specializing in credit cards and consumer credit. Mr. Barzi previously served on the Company’s Board of Directors from April 2003 until May 2006 and has also served as a member of the MasterCard European Board since 2001 and was appointed Chairman in June 2007.

Neither Mr. Reyes nor Mr. Barzi have yet been appointed to any committees of the Board. A copy of the press release, issued by the Company on January 22, 2008, announcing these elections is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the terms of Section 6.1 of the Company’s 2006 Non-Employee Director Equity Compensation Plan (the “Plan”), on January 22, 2008, Messrs. Reyes and Barzi each received 240 MasterCard deferred stock units. These awards of deferred stock units will be settled on January 22, 2012 under the terms of the Plan.

The Plan provides for the annual award of deferred stock units to the non-employee directors of the Company, determined by dividing $100,000 by the average of the high and low price for the Company’s Class A common stock on the New York Stock Exchange on the grant date. Messrs. Reyes’ and Barzi’s awards represent a pro-rated portion of deferred stock units awarded to non-employee directors of the Company joining the Board at a time other than an annual meeting of shareholders, determined by dividing $100,000 by $174.17, the average of the high and low price for the Company’s Class A common stock on the New York Stock Exchange on the January 22, 2008 grant date, pro-rated to correspond to the approximately 5-month portion of the period from annual meeting to annual meeting that Messrs. Reyes and Barzi will serve as directors.

Item 8.01. Other Events.

The Company is clarifying the dates by which, pursuant to its bylaws, matters to be properly brought before the Company’s upcoming 2008 annual meeting of stockholders (the “Annual Meeting”), but not eligible to be included in the Company’s proxy statement (“Meeting Proposals”), must be received by the Company for consideration at the Annual Meeting. Meeting Proposals for consideration at the Annual Meeting must be received by the Secretary of the Company no later than March 9, 2008 and no earlier than February 8, 2008, marked for the attention of the Secretary, MasterCard Incorporated, 2000 Purchase Street, Purchase, New York 10577. The deadline for receiving proposals eligible to be included in the Company’s proxy statement for the Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, was December 28, 2007 and the Company did not receive any such proposals.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press release of MasterCard Incorporated, dated January 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: January 25, 2008	By	/S/ Noah J. Hanft
Noah J. Hanft
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release of MasterCard Incorporated, dated January 22, 2008.